UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________
Date of Report (Date of earliest event reported): December 10, 2025
IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880 Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (407) 674-6911
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K, originally filed on December 11, 2025, is being filed solely to correct the voting results previously reported under Item 5.07. Due to administrative error, the vote totals for the election of directors at the Company’s Annual Meeting of Stockholders held on December 10, 2025 were inaccurately tabulated in the original filing. The corrected vote totals are provided below and replace the results previously disclosed. No other changes have been made to the original Form 8-K.
Election of Directors (Correct Results)
At the meeting, stockholders elected each of the seven nominees to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The corrected voting results for each nominee are as follows:

Nominee	For	Withheld	Broker Non-Votes
Antonio Bonchristiano	6,013,996	180,770	4,907,119
Rodrigo Boscolo	6,015,128	179,638	4,907,119
Brian W. Brady	5,749,066	445,700	4,907,119
John H. Caron	6,085,615	109,151	4,907,119
Lindsay A. Gardner	6,085,182	109,584	4,907,119
Daniel R. Rua	5,732,889	461,877	4,907,119
Patrick J. Venetucci	6,069,910	124,856	4,907,119
Except as described above, this Amendment does not amend or update any other information contained in the Form 8-K filed on December 11, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: December 11, 2025	By:/s/ Patrick Venetucci Patrick Venetucci Chief Executive Officer